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                                                                     Exhibit 5.1

                       BLACKWELL SANDERS PEPER MARTIN LLP
               2300 MAIN STREET SUITE 1000 KANSAS CITY, MO 64108
                  P.O. BOX 419777  KANSAS CITY, MO 64141-6777
                    TEL: (816) 983-8000  FAX: (816) 983-8080
                       WEBSITE: www.blackwellsanders.com



                                  June 29, 2001



Premium Standard Farms, Inc.
PSF Group Holdings, Inc.
The Lundy Packing Company
Lundy International, Inc.
Premium Standard Farms of North Carolina, Inc.
423 West 8th Street, Suite 200
Kansas City, Missouri  64105

Ladies and Gentlemen:

      We have acted as counsel for Premium Standard Farms, Inc., a Delaware corporation (the "Company"), PSF Group Holdings, Inc., a Delaware corporation ("PSF Group Holdings"), The Lundy Packing Company, a North Carolina corporation ("Lundy Packing"), Lundy International, Inc., a North Carolina corporation ("Lundy International"), and Premium Standard Farms of North Carolina, Inc., a Delaware corporation ("PSF North Carolina," and, together with PSF Group Holdings, Lundy Packing and Lundy International, the "Guarantors") in connection with the preparation and filing by the Company and the Guarantors of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), and any amendments thereto for the registration under the Securities Act of (i) $175,000,000 aggregate principal amount of 9-1/4% Senior Notes due 2011 of the Company (the "Notes") and (ii) the guarantees (the "Guarantees") of the Notes by the Guarantors. The Notes and the Guarantees are to be issued under an Indenture, dated as of June 7, 2001 (the "Indenture"), among the Company, the Guarantors and Wilmington Trust Company, as trustee. In connection therewith, you have requested our opinion as to certain matters referred to below.

      In our capacity as such counsel, we have familiarized ourselves with the actions taken by: (i) the Company in connection with the registration of the Notes; and (ii) the Guarantors in connection with the registration of the Guarantees. We have examined originals or certified copies of other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.


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Premium Standard Farms, Inc., et al.
June 29, 2001
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      Based upon and subject to the foregoing, we are of the opinion that
(subject to compliance with the pertinent provisions of the Securities Act and, with respect to the Indenture, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

      1. When duly executed, authenticated and delivered in accordance with the Indenture, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

      2. The Guarantees constitute valid and binding obligations of the respective Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

      We consent to the reference to our firm in the Prospectus included as a part of the Registration Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Blackwell Sanders Peper Martin LLP